1 FIRST AMENDMENT TO LEASE AGREEMENT THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment"), dated as of June 27, 2025, is made and entered into by and between Global Wells Investment Group, LLC, a Texas limited liability company ("Landlord"), and Lollicup USA Inc., a California corporation ("Tenant"). Recitals WHEREAS, Landlord and Tenant entered into that certain commercial lease dated July 16, 2020 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord certain space in approximately 108,503 square feet in a property located at 140 Meister Avenue, Branchburg, New Jersey (the "Demised Premises"); WHEREAS, Landlord and Tenant desire to amend the Lease to preserve Tenant’s right to extend the Term pursuant to the Lease; WHEREAS, Tenant desires to exercise the first of its two (2) options to extend the Term and the parties desire to provide for such extension and the modification and amendment of the Lease as more fully set forth herein. NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, the adequacy and sufficiency of which are mutually acknowledged and accepted, Landlord and Tenant hereby agree as follows: 1. Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter. 2. Amendment to the Lease. Section 4.1 of the Lease is hereby deleted in its entirety and shall be amended and replaced by the following: 4.1 Options to Extend Term. Tenant shall have the right to renew this Lease for two (2) five (5) year periods (each a “Renewal Option”) subject to the terms and conditions as set forth on this section 4.1. Each Renewal Option shall be exercised by written notice delivered by Tenant to Landlord at any time prior to the expiration of the then current term, provided that Tenant has not committed a Default as described in section 20 of the Lease at any time prior to the date of delivery of such notice. 3. Extension of Term. Landlord and Tenant hereby acknowledge and agree that the term of the Lease is presently scheduled to expire on August 31, 2025 (the “Existing Expiration Date”). Effective as of the date hereof, the term of the Lease is hereby extended through and including August 31, 2030 (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. Accordingly, from and after the date hereof, all references in the Lease to the term "Expiration Date" shall mean and refer to the Extended Expiration Date. 4. Remaining Option. As Tenant has exercised the first of its two (2) options to extend the Lease Term under Section 4.1 of the Lease, Landlord and Tenant hereby acknowledge and agree that effective as of the date of this Amendment, Tenant has only one (1) option to extend the Lease Term remains, which if exercised, would extend the Lease Term for a period of five (5) additional years from the Extended Expiration Date.

2 5. Monthly Base Rent. From the day immediately following the Existing Expiration Date through and including the Extended Expiration Date, Tenant shall pay to Landlord the Monthly Base Rent for the Demised Premises as follows: Lease Period Monthly Base Rent 09/01/2025 – 12/31/2025 $0 01/01/2026 – 08/31/2026 $ 121,613.77 09/01/2026 – 08/31/2027 $125,870.25 09/01/2027 – 08/31/2028 $130,275.70 09/01/2028 – 08/31/2029 $134,835.34 09/01/2029 – 08/31/2030 $139,554.57 6. Condition of the Demised Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Demised Premises pursuant to the Lease, and therefore Tenant continues to accept the Demised Premises in its presently existing, “AS IS” condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Demised Premises. 7. Ratification. Landlord and Tenant hereby ratify and confirm the terms and provisions of the Lease, except to the extent such terms and provisions are expressly amended or modified by this Amendment. In particular, the Lease as amended by this Amendment shall remain, and be, in full force and effect, and shall be binding upon Landlord and Tenant. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. 8. Binding Effect; Entire Agreement. The provisions of this Amendment shall be binding upon and inure to the benefit of the Landlord and Tenant, and their respective successors and assigns. This Amendment embodies and constitutes the entire understanding between Landlord and Tenant with respect to the subject matter hereof and all prior agreements, representations, and statements, oral or written, relating to the subject matter hereof, are merged into this Amendment. 9. Counterparts. This Amendment may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages, which when combined shall constitute one Amendment. 10. No Presumption Against Drafter. This Amendment shall be construed without presumption for or against the drafter of all or any part hereof. IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written. LANDLORD TENANT GLOBAL WELLS INVESTMENT GROUP LLC LOLLICUP USA INC. By: ____________________ By: _________________________ Name: Alan Yu Name: Title: Managing Director Title: